Exhibit 10.62


                                    AGREEMENT

                  regarding cooperation within the Poznan Area

Entered into this 8th day of January 2003, by and between

1) Polskie Gornictwo Naftowe i Gazownictwo S.A., having its seat in Warsaw at ul. Krucza 6/14 ("POGC"); and

2) FX Energy Poland Sp. z o.o. having its seat in Warsaw at Al. Jana Pawla II 29 ("FX")

hereinafter jointly called the "Parties" and each of them individually a "Party";

and

3) FX Energy Inc. having its seat in Salt Lake City, Utah, USA at Highland Drive No. 3006 suite 206 ("FX USA"), acting as a surety for FX's obligations arising from this Agreement.

PREAMBULA:

A) The Parties hereto have reached an agreement on all issues regarding conducting of their joint operations within the Fences area that were subject of discussions between the Parties and have concluded by signing the Settlement Agreement regarding the Fences area on this day.

B) The Parties desire to conduct joint operations within an additional area described in detail in Appendix 1 (the ,,Poznan" area), on the similar principles as within the Fences area;

C) The Parties desire to set forth the basic principles for their cooperation within the Poznan area.


Therefore, the Parties hereby have agreed as follows:


                                    Article 1
              Basic Parties' obligations and transaction documents

1.1 Subject as stated below, the Parties' initial interests in all rights and obligations within the Poznan area shall be as follows:

         - 51% POGC
         - 49% FX

1.2 In exchange for the information and knowledge obtained by POGC as a result of geological work conducted within the Poznan area (either solely or jointly with other parties), FX commits to finance 100% costs of joint exploration operations until the sum of such costs reach USD 4 million. The USD 4 million shall be spent by FX by December 31, 2004, in accordance with work programs and budgets approved pursuant to the Poznan JOA (defined below). The above commitment is in addition to and independent from FX commitments resulting from the Settlement Agreement regarding the Fences Area dated ___________, between POGC and FX

1.3 FX confirms that it is aware of the fact that POGC conducted certain exploration work jointly with Conoco and Ruhrgas within the Poznan Area, which did not result in any commercial discovery.

1.4 Operations within the Poznan Area shall be conducted pursuant to a joint operating agreement (the "Poznan JOA"), the detailed provisions of which both Parties shall negotiate promptly in good faith and which both Parties shall sign no later than 30 days from the date hereof. The Poznan JOA shall be substantially in the same form and content as the respective agreement regarding the Fences JOA (as amended), and shall reflect the following basic terms:

         a) the Parties interests in all rights, assets, obligations and liabilities arising under joint operations shall be 51% POGC and 49% FX and such interest structure shall be binding from the date of conclusion of the Poznan JOA;
         b) FX shall cover the cost of initial joint exploration work up to 4 mln USD, in consideration of the work performed by POGC within the Poznan area that resulted in obtaining geological information which POGC shall make available to FX;
         c) all decisions of the Operating Committee shall require a 2/3 majority;
         d) unless mutually decided otherwise, the Parties shall not form any company or a partnership for the purposes of conduction of works within the Poznan area.

                                    Article 2
                 Transfer of mining usufruct in the Poznan area

2.1 POGC and FX shall conclude an agreement (the "Transfer Agreement"), substantially consistent with the form set forth in Appendix 2 hereto relating to transfer to FX a 49% interest in each of the mining usufructs established on the concession areas comprising the Poznan area as described in Appendix 1, subject to FX having fulfilled its commitment to finance 100% of initial operations up to USD 4 million, as stated in Clause 1.2 above and subject to full performance by FX of all obligations under the Fences Settlement Agreement and subject to obtaining of all the required consents from the State Treasury, which POGC shall promptly apply for and shall make best efforts to obtain as soon as possible. The Transfer Agreement shall be concluded concurrently with this Agreement and shall state that the effect of disposal concerning the transfer of the mining usufruct shall occur as of the moment of FX accomplishment of the obligations set out in Clause
         1.2 or granting the appropriate security for their accomplishment.

2.2 All administrative cost and taxes connected with the transfer of rights pursuant to the Transfer Agreement shall be paid by FX. FX shall be responsible for filing the appropriate tax return. Other costs related to the mining usufruct shall be covered from the Joint Account in accordance with the Poznan JOA.

2.3 Should the State Treasury refuse its consent for the mining usufruct transfer, the Parties shall act diligently to find ways of alternative securing FX direct rights to 49% of benefits produced by the joint operations within the Poznan area.

2.4. Together with the rights of the mining usufruct and without a separate compensation, POGC shall transfer to FX a 49% ownership interest in all geological data regarding the Poznan area owned by POGC, subject to obtaining the required consent of the Minister of Environment. Other provisions of this Article 2 shall apply to the geological data mutatis mutandis.

                                    Article 3
                           Detailed financial matters

For the purposes of calculating any US Dollar equivalent of any amounts to be paid in Polish Zloty (or vice versa), the average exchange rate published by the National Bank of Poland on the day the payment is made (i.e. the appropriate amount is received by the payee), shall be applied.

                                    Article 4
                                    Gas sales

POGC hereby commits to purchase gas produced from each of wells drilled hereafter in the Poznan area under the Poznan JOA, after the date of conclusion of this Agreement pursuant to the Natural Gas Sale and Purchase Agreement dated December 18, 2000, concluded between POGC and FX, which is hereby extended to cover also all future wells made within the Poznan area. The Gas Sales Agreement shall continue in force until December 31, 2008.

                                    Article 5
                                  Default by FX

5.1      Should FX fail to perform fully its obligations specified in the Clause
         1.2 in accordance with the provisions of this Agreement by December 31, 2004, POGC shall have the right to terminate this Agreement by a 90-day written notice to FX, with the reservation that the effect of termination shall not occur if FX fulfils all its obligations within the notice period.

5.2. If the Agreement is terminated pursuant to Clause 5.1, the Poznan JOA will nevertheless remain in effect with respect to aerial extent of any prospects structures mapped and drilled within the frame work of the Poznan JOA prior to the termination and FX shall keep its 49% interest in rights such structure by the end of validity of the POGC concessions. (The prospect aerial extent shall be delineated by the lowest closing contour or by the bottom of a defined hydrocarbon contact determined by a well penetration, whichever is deeper). Subject to the above, promptly following the termination of this Agreement, FX shall transfer its interest in the usufruct(s) established within the Poznan area to POGC or any party nominated by POGC, pursuant to an agreement substantially consistent with form specified in Appendix 2, mutatis mutandis.

                                    Article 6
                              Assignment and pledge

6.1 FX shall have the right to assign its rights and obligations under the Poznan JOA, the Gas Sales Agreement or this Agreement to a third party of its choice with a written consent of POGC.

6.2 POGC may not refuse its consent for assigning by FX its rights and obligations without an important reason, which shall include in particular a weak financial position of the proposed assignee or POGC remaining in a serious dispute with the proposed assignee.

6.3 FX shall have the right to pledge its rights under the Poznan JOA or this Agreement in accordance with Polish law, provided that FX shall inform POGC in writing of its intention to establish a pledge with a 14-days prior notice and shall withhold the establishment of the pledge, if POGC raises, within this period, an objection based on an important reason, as referred to in Clause 6.2

6.4 POGC shall have the right to assign its rights and obligations under the Poznan JOA, the Gas Sales Agreement or this Agreement to a subsidiary formed pursuant to the POGC restructuring program which shall hold rights to the fields concerned by the Poznan JOA, the Gas Sales Agreement and this Agreement.

                                    Article 7
                                  Miscellaneous

Articles XVI through XVIII of the Fences JOA are incorporated herein by reference and become Articles 9 through 11 of this Agreement.


                                    Article 8
                                                              Warranty

FX USA hereby grants a suretyship in favour of POGC for the obligations of FX arising from this Agreement.


FX ENERGY POLAND SP. Z O.O.

/s/ David N. Pierce, Member of the Management Board


POLSKIE GORNICTWO NAFTOWE I GAZOWNICTWO S.A.

/s/ Zbigniew Tatys, Director of Exploration and Production

/s/ A. Hoscilowicz, Director of Investments


FX ENERGY, INC.

/s/ David N. Pierce, President

                                                                   SCHEDULE  1
                                                            Description of Poznan Area

------------------------------------------------------------------------------------------------------------------------------------
No                 Date of Mining
                   Usufruct Agreement
     Concession    and amendment(s), if  Concession date                                       Work commitment
     name          any                   and No.            Total work commitment               fulfilled                Unpaid fees
------------------------------------------------------------------------------------------------------------------------------------
1    Kornik-       16.07.1996            16.07.1996         Seismic: 2D-100 km,                 All work commitments
     Sroda         Amendment of          32/96/p            Reprocessing & reinterpretation.    remain to be fulfilled.
                   16.07.2001                               Drilling: meters/no. of
                                                            wells 3500/1
------------------------------------------------------------------------------------------------------------------------------------
2    Pyzdry        07.07.1999            07.07.1999         Seismic: 2D-400km                   Fulfilled: reprocessing-    6000 EUR
                                         18/99/p            reprocessing & reinterpretation.    206 km, one well -
                                                            Optional: 100km-2D                  3787 meters.
                                                            Drilling meters/no. of
                                                            wells Optional: 3600/1
------------------------------------------------------------------------------------------------------------------------------------
3    Steszew       30.091999             30.09.1999         Seismic: 2D / km/                   Fulfilled:
                                         28/99/p            Reprocessing-170                    Seismic 2D-16.2km,
                                                            New profiles acquisition:           Reprocessing-806km.
                                                            Phase I -50. Optional -150.
                                                            Drilling: meters / no. of wells
                                                            6800/2
------------------------------------------------------------------------------------------------------------------------------------
4    Jarocin-      03.08.2001            03.08.2001         Seismic: 2D/km/, 3D/km2/            All work commitments       11000 EUR
     Grabin                              16/2001/p          Phase I-2D-100, Optional-3D-70.     remain to be fulfilled.
                                                            Drilling: meters/ no. of wells
                                                            Phase I - 3000/1. Optional 3000/1
------------------------------------------------------------------------------------------------------------------------------------

                                   APPENDIX 2

                               Transfer Agreement



THIS AGREEMENT is made the 8 day of January, 2003, in Warsaw

BETWEEN:

1. POLSKIE GORNICTWO NAFTOWE I GAZOWNICTWO S.A. with its registered office in Warsaw, at ul. Krucza 6/14, 00-537 Warsaw, entered into the National Court Register maintained by the District Court for the city of Warsaw under the KRS No. 0000059492 ("PGNiG"),

and

2. FX ENERGY POLAND Sp. z o.o. with its registered seat in Warsaw, at al. Jana Pawla II 29, 00-867 Warsaw, entered into the National Court Register maintained by the District Court for the city of Warsaw under the KRS No. 0000052459 ("FX"), jointly called the "Parties" and each of them individually a "Party".

                                    Article 1
                            Purpose of the Agreement


The Parties enter into this Agreement pursuant to Article 2 of the Agreement for Cooperation within the Poznan Area of even date herewith.

                                    Article 2
                         PGNiG title to Mining Usufructs

PGNiG represents that it holds 100% of the mining usufructs for exploration and identification of oil and natural gas (the "Mining Usufructs") in the "Jarocin-Grabina", "Kornik- Sroda", "Pyzdry" and Steszew" areas (jointly called the "Poznan Area") established pursuant to the Agreements on Establishment of the Mining Usufruct dated August 3, 2001, July 16, 1996 (as amended on July 17,
2001), July 7, 1999 and September 30, 1999, respectively, and the Concessions No.16/2001/p, No.32/96/p, No. 18/99/p and No.28/99/p, respectively, all of which are attached hereto as Schedule 1 to this Agreement. The Mining Usufructs are free of any encumbrances or third party claims.

                                    Article 3
                           Transfer of Mining Usufruct

3.1 PGNiG hereby transfers to FX and FX receives, a 49% ownership interest in the Mining Usufructs, subject to the following suspensory conditions:

         a) FX having fulfilled all its obligations under Article 1.2 of the agreement referred to in Article 1, with respect to financing of 100% of the costs of initial joint operations within the Poznan Area until such costs reach USD 4 million;

         b) FX having fulfilled all its obligations under the Settlement Agreement regarding the Fences Area dated ____________ with respect to paying the outstanding invoices and with interest accrued;

         c) FX having fulfilled all its obligations under the Settlement Agreement regarding the Fences Area dated ____________ with respect to financing of 100% of the costs of initial joint operations within the Fences Area until such costs reach USD 16 million; and

         d) obtaining consent from the State Treasury for the transfer of the Mining Usufructs, as required under the relevant mining usufruct agreements.

3.2 As soon as either Party considers that either of conditions precedent specified in Clause 3.1 under letters a) b) or c) has been fulfilled, it shall notify the other thereof in writing. If the other Party so notified disputes the fulfillment, it should respond to the other Party in writing explaining its position in detail within 14 days. Failing such response, the relevant condition shall be deemed fulfilled upon the lapse of the said 14-day period. As soon as the consents referred to under letter d) above are obtained, PGNiG shall notify that to FX in writing.

3.3 Transfer of the Mining Usufructs shall occur automatically upon fulfillment of the last suspensory condition.

3.4 This Agreement shall terminate, if the Settlement Agreement regarding the Fences Area or the agreement referred to in Article 1 is terminated due to breach by FX.

                                    Article 4
                 Transfer of ownership of geological information

4.1 PGNiG, as the owner of the geological information contained in the documentation regarding the Poznan area acquired before January 1, 2002, (listed in Schedule 4 to the Agreement referred to in Article 1), hereby transfers to FX and FX receives a 49% interest in rights to information contained in all of that above documentation, subject to the suspensory condition of obtaining a consent from the Minister of Environment, as required pursuant to he Geological and Mining Law. As soon as the consent is obtained, PGNiG shall notify that to FX in writing.

4.2 PGNiG, as the holder of the exclusive right to commercially use the geological information regarding the Poznan Area acquired after January 1, 2002, (defined in Schedule 5 to the Agreement referred to in Article
         1) hereby transfers to FX and FX receives a 49% interest in the above right.

                                    Article 5
                                      Costs

FX shall cover all administrative cost and taxes due in connection with this Agreement.

                                    Article 6
                                  Miscellaneous

6.1 Any disputes related to this Agreement shall be resolved by the Arbitration Court at the Polish Chamber of Commerce in accordance with its rules.

6.2 This Agreement has been executed in Polish and English. In case of any discrepancies between both versions, the Polish version shall prevail.

6.3      Any amendments to this Agreement must be in writing to be valid.



POLSKIE GORNICTWO NAFTOWE I GAZOWNICTWO S.A.

____________________

____________________


FX ENERGY POLAND SP. Z O.O.

____________________

                                   SCHEDULE 3
              Copies of Mining Usufruct Agreements and Concessions

                                   SCHEDULE 4
         Geological information regarding the Poznan Area owned by PGNiG

Covered is all geological and geophysical information from the Poznan Area obtained by POGC as a result of geological and geophysical work conducted during the period between 01.02.1989 and 01.01.2002. This information is managed by the archives department of Geological Bureau GEONAFTA.

                                   SCHEDULE 5
                Geological information regarding the Poznan Area
            to which PGNiG has the exclusive right of commercial use

Covered is all geological and geophysical information from the Poznan Area obtained by POGC as a result of geological and geophysical work before
01.02.1989 or after 01.01.2002. PGNiG is obliged to obtain consent from the State Treasury to use the information obtained prior to 01.02.1989, and then to use it in accordance with the terms specified by the State Treasury.